Exhibit 23(b)



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of RGC Resources, Inc. on Form S-8 of our report dated October 22, 1999, incorporated by reference in the Annual Report on Form 10-K of RGC Resources, Inc. for the year ended September 30, 1999.



Deloitte & Touche LLP
Charlotte, North Carolina
March 3, 2000